Exhibit 21

Subsidiaries of the Registrant

as of December 31, 2011

Name of Subsidiary:	State or Country Under Laws of Which Organized
Abstracters’ Information Service, Inc.	New York
Accu-Search, Inc.	New Jersey
AFO Venture Group Inc.	Canada
Alliance Home Warranty, Inc.	Utah
AMDATEX Las Piñas Services, Inc.	Philippines
AMDATEX Services Corporation	Philippines
American Data Exchange Corporation Ltd.	Bermuda
American Escrow Company	Texas
American First Abstract, LLC	Delaware
Arizona Title Insurance Agency, Inc.	Arizona
Augusta Holdings, LLC	Delaware
Beijing Word of Mouth Investment Consulting Co., Ltd.	China
Brownstone Technologies Inc.	Canada
Cahaba Title, Inc.	Alabama
Campbell County Abstract Company	Wyoming
Consumer Select Insurance of America, LLC	Florida
Core Title Agency, Ltd.	Ohio
Corea Title Company	Korea, Republic of
Data Trace Information Services LLC	Delaware
Delta 360 Inc.	Canada
Discovery Title Company, LLC	Michigan
Doña Ana Title Company, Inc.	New Mexico
DRN Commerce, Inc.	Canada
enact Conveyancing Limited	United Kingdom
enact Holdings Limited	United Kingdom
enact Processing Solutions Limited	United Kingdom
enact Properties Limited	United Kingdom
Equity Title Insurance Agency, Inc.	Utah
FA Business Services, LLC	Delaware
FAF International Holdings B.V.	Netherlands
FAF International Insurance Holdings B.V.	Netherlands
FAF International Limited	New Zealand
FAF International Limited	United Kingdom
FAF International Property Services Holdings B.V.	Netherlands
FAF International Pty Limited	Australia
FAF International Seguros Generales S.A.	Chile
FAF International Sigorta Aracilik Hizmetieri Anonim Sirketi	Turkey
FAF Servicios Hipotecarios Limitada	Chile
Fairbanks Title Agency, Inc.	Alaska
FATCO Holdings, LLC	Delaware
FATNY Realty Holdings LLC	New York
Faxxon Legal Information Services, Inc.	Illinois
FCT Holdings Company Ltd.	Canada
FCT Insurance Company Ltd.	Canada
FCT Insurance Services Inc.	Canada
First American (India) Private Limited	India
First American Abstract Company	Mississippi
First American Administrative Services, LLC	Florida

Name of Subsidiary:	State or Country Under Laws of Which Organized
First American China Holdings, LLC	Delaware
First American Corporate Services, LLC	Delaware
First American Data Co., LLC	Delaware
First American Data Tree LLC	Delaware
First American Exchange Company, LLC	Delaware
First American Fund Control, Inc.	California
First American Holdings (Mauritius) Limited	Mauritius
First American Holdings, LLC	Delaware
First American Home Buyers Protection Corporation	California
First American Home Warranty Corp.	Florida
First American International Holdings, LLC	Delaware
First American International Title Services Inc.	Canada
First American Professional Real Estate Services, Inc	California
First American Property & Casualty Insurance Agency, Inc	California
First American Property & Casualty Insurance Agency, LLC	Delaware
First American Property & Casualty Insurance Company	California
First American Relocation Solutions, Inc.	Delaware
First American Servicios de Mexico, S. de R.L. de C.V.	Mexico
First American SMS, LLC	Delaware
First American Specialty Insurance Company	California
First American Title & Trust Company	Oklahoma
First American Title Company	California
First American Title Company, Inc.	Hawaii
First American Title Company, Inc.	Florida
First American Title Company, LLC	Delaware
First American Title Company, LLC	Texas
First American Title Insurance Agency of Mohave, Inc.	Arizona
First American Title Insurance Company of Australia Pty Limited	Australia
First American Title Insurance Company of Louisiana	Louisiana
First American Title Insurance Company	California
First American Title Insurance de Mexico, S.A. de C.V.	Mexico
First American Title Services de Mexico, S. de R.L. de C.V.	Mexico
First American Trust, F.S.B.	California
First American Trustee Servicing Solutions, LLC	Texas
First American UCC Insurance Services, LLC	Delaware
First American United General Alaska LLC	Alaska
First American Vacation Ownership Services, Inc.	Hawaii
First American Vacation Ownership Services, LLC	Florida
First Australian Company Pty Limited	Australia
First Australian Title Company Pty Limited	Australia
First Canadian Title Company Limited	Canada
First European Title GmbH	Germany
First Metropolitan Title Company	Michigan
First Mortgage Services Limited	New Zealand
First Mortgage Services Pty Limited	Australia
First Reliable, LLC	Delaware
First Security Business Bank	California
First Title CEE (Biztositaskozvetito Korlatolt Felelossegu Tarsasag)	Hungary
First Title Insurance Brokers Limited	United Kingdom
First Title Insurance plc	United Kingdom
First Title Limited	United Kingdom
First Title New Zealand Limited	New Zealand
First Title Pacific Limited	New Zealand
First Title Polska Sp. Z.o.o.	Poland
First Title Real Estate Guaranty Co., Ltd.	China
First Title Services Limited	United Kingdom
Florida Sunshine Title, L.L.C.	Michigan

Name of Subsidiary:	State or Country Under Laws of Which Organized
FMCT, L.L.C.	Michigan
FMS Administration Limited	New Zealand
Frolich Meadows Development Company (a joint venture)	Oklahoma
Frolich Meadows Estates (a joint venture)	Oklahoma
Heritage Closing Services, Inc	California
Hexter-Fair / First American Title Company, LLC	Texas
Island Title Corporation	Hawaii
Island Title Exchange, Inc.	Hawaii
Johnson County Title Company, Inc.	Wyoming
Konstar Title Insurance Agency, L.L.C.	Michigan
Live Letting Exchange Limited	United Kingdom
Live Overseas Limited	United Kingdom
LL Connect Limited	United Kingdom
Market Center Title, L.L.C.	Michigan
Masiello Closing Services, LLC	Michigan
Massachusetts Title Company	Massachusetts
Metropolitan Title - Wisconsin, L.L.C.	Michigan
Mid Valley Title and Escrow Company	California
Millennium Title Agency, LLC	Michigan
Mortgage Guarantee & Title Company, LLC	Rhode Island
Mt. Shasta Title & Escrow Company	California
National Default REO Services, LLC	Delaware
National Land Title of Tarrant, Inc	Texas
New Reunion Title, LLC	Texas
Ohio Bar Title Insurance Company	Ohio
Olympic Development Company	Oklahoma
Pacific Northwest Title Company of Kenai, Inc.	Alaska
Pacific Northwest Title Company	Washington
Pacific Northwest Title Holding Company	Washington
Pacific Northwest Title of Alaska, Inc.	Alaska
Pacific Northwest Title of Oregon, Inc.	Oregon
Penn-Brooke (a joint venture)	Oklahoma
Presidential Title Services A Title Agency LLC	Michigan
Promeric Technologies Inc.	Canada
Propel-LC Limited	New Zealand
Public Abstract Corporation	New York
Regency Escrow Corporation	California
Relocation Advantage, LLC	Delaware
Republic Title of Texas, Inc.	Texas
Rock River Title, L.L.C.	Illinois
RTT Financial, Inc.	Texas
Sanderson Weir Pty Limited	Australia
SFG Title Agency, L.L.C.	Michigan
Shoshone Title	Wyoming
Smart Title Solutions LLC	Delaware
South East Insurance Condominium Association	Alaska
Southwest Title Land Company	Oklahoma
Sweeney Closing Services, LLC	New Hampshire
Team Conveyancing Limited	United Kingdom
Texas Escrow Company, Inc.	Texas
The Heritage Escrow Company	California
The Inland Empire Service Corporation	California
The Live Organization Limited	United Kingdom
The Orange Coast Company, LLC	Delaware
The Title Security Group, Inc.	Puerto Rico
Title Insurance Agency, Inc.	Alaska
Title Insurance Company of Oregon dba First American Title Insurance Company of Oregon	Oregon

Name of Subsidiary:	State or Country Under Laws of Which Organized
Title Records, Inc.	California
Title Xperts Agency, Inc.	Ohio
Total Scoring Company	Canada
Tri-County Title Services, LLC	Michigan
United General Title Insurance Company	California
Vehicle Title Agency, LLC	Delaware
Vehicle Title, LLC	Delaware
Wyoming Land Title Company	Wyoming